For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS ANNOUNCES RESULTS FOR SECOND FISCAL QUARTER ENDED DECEMBER 31, 2012

Details Cost Synergies and Restructuring Charge

in Connection with Recently Acquired Marvir Logistics

BELLEVUE, WA February 11, 2013 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and six months ended December 31, 2012.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2012)

•	Total revenues increased 7.7% to $78.2 million in the second fiscal quarter of 2013 from $72.6 million for the comparable prior year period.

•	Net income attributable to common shareholders was $21,000, or $0.00 per basic and diluted share, for the second fiscal quarter of 2013, compared to net income attributable to common shareholders of $417,000, or $0.01 per basic and diluted share, for the comparable prior year period.

•	During the second fiscal quarter of 2013, the Company received an arbitration award of $699,000, which was taken as an off-set to amounts otherwise due the former shareholders of DBA and recorded as a gain, net of legal expenses of $368,000.

•	During the second fiscal quarter of 2013, the Company recorded a one-time pre-tax restructuring charge of approximately $1.4 million from the termination of redundant facilities resulting from the recent acquisition of its Los Angeles based operating partner Marvir Logistics. Cost synergies of approximately $1,000,000 per year are expected in connection with this restructuring.

•	Adjusted net income attributable to common shareholders was $911,000, or $0.03 per basic and diluted share, for the second fiscal quarter of 2013, compared to adjusted net income attributable to common shareholders of $1,278,000, or $0.04 per basic and diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 38% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA was $2,034,000 for the second fiscal quarter of 2013, compared to adjusted EBITDA in the prior year comparable period of $1,941,000.

CEO Comments

“We made significant progress across a number of different fronts in this most recent quarter ended December 31, 2012,” said Bohn Crain, Chairman and CEO. “We have been working diligently to address the challenges presented to us in connection with the DBA acquisition and view both the recent arbitration award and the Los Angeles restructuring as very positive developments as we head into calendar 2013. We expect to realize approximately $1.0 million per year in annualized savings from the elimination of redundant operating facilities in Los Angeles and have recorded a one-time, pre-tax restructuring charge of approximately $1.4 million in connection with our exit of the legacy facility operated by DBA.”

“One of the benefits of our acquisition strategy is the ability to capture meaningful cost synergies as we consolidate and streamline our operations. We have been able to take advantage of similar cost savings opportunities in eliminating redundant back-office operations when acquiring other agent based networks like Adcom Worldwide in September of 2008 and DBA Distribution Services in April of 2011. But, the Marvir transaction (in combination with our legacy DBA operation in Los Angeles) represented our first real opportunity to fundamentally change our cost structure through station-level consolidation.”

Crain continued: “As we have previously discussed, we do not believe that our results through December 31, 2012 are representative of the future earning power of the business, particularly with the costs of transitioning DBA’s legacy back-office operations to Bellevue and the restructuring of our Los Angeles operations now behind us. Considering these along with Hurricane Sandy and the impact of other non-recurring items on our year-to-date results, we are withdrawing our full year guidance for our fiscal year ended June 30, 2013 and providing forward guidance for the upcoming quarter ending March 31, 2013 (our seasonally slowest quarter) with adjusted EBITDA in the range of $2.5 - $3.0 million on approximately $80.0 million in revenues which we believe better represents the go-forward earnings power of the business and equates to adjusted net income in the range of $1.2 - $1.5 million, or $0.03 - $0.04 per diluted share. A reconciliation of the Company’s adjusted EBITDA to the most directly comparable GAAP measure appears later in this release.”

Second Fiscal Quarter ended December 31, 2012 – Financial Results

For the three months ended December 31, 2012, Radiant reported net income attributable to common shareholders of $21,000 on $78.2 million of revenues, or $0.00 per basic and fully diluted share, including a gain of $368,000 in connection with the DBA arbitration award and a loss of $1,439,000 associated with the lease termination for redundant facilities in Los Angeles. For the three months ended December 31, 2011, Radiant reported net income attributable to common shareholders of $417,000 on $72.6 million of revenues, or $0.01 per basic and fully diluted share.

For the three months ended December 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $911,000, or $0.03 per basic and fully diluted share. For the three months ended December 31, 2011, Radiant reported adjusted net income attributable to common shareholders of $1,278,000, or $0.04 per basic and per fully diluted share.

The Company also reported adjusted EBITDA of $2,034,000 for the three months ended December 31, 2012, compared to adjusted EBITDA of $1,941,000 for the three months ended December 31, 2011.

Six Months ended December 31, 2012 – Financial Results

For the six months ended December 31, 2012, Radiant reported net income attributable to common shareholders of $424,000 on $157.3 million of revenues, or $0.01 per basic and fully diluted share, including a gain $368,000 in connection with the DBA arbitration and a loss of $1,439,000 associated with the lease termination for redundant facilities in Los Angeles. For the six months ended December 31, 2011, Radiant reported net income of $1,073,000 on $144.4 million of revenues, or $0.03 per basic and fully diluted share.

For the six months ended December 31, 2012, Radiant reported adjusted net income attributable to common shareholders of $2,294,000, or $0.07 per basic and $0.06 per fully diluted share. For the six months ended December 31, 2011, Radiant reported adjusted net income attributable to common shareholders of $2,494,000, or $0.08 per basic and $0.07 per fully diluted share.

The Company also reported adjusted EBITDA, of $4,540,000 for the six months ended December 31, 2012, compared to adjusted EBITDA of $3,580,000 for the comparable prior year period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for both the three and six month periods ending December 31, 2012 appears at the end of this release.

Network Expansion – Agent Station Conversions

On November 1, 2012, the Company completed the acquisition of the assets of its operating partner, Marvir Logistics, a privately held company based in Los Angeles, California that had operated under the Company’s Airgroup brand since 2006. The Company structured the transaction similar to its previous transactions with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operation. The transaction is expected to provide meaningful cost synergies as it is combined with existing Company owned operations in Los Angeles.

On December 31, 2012, the Company completed the acquisition of its operating partner, International Freight Systems (IFS) of Oregon, a privately-held company based in Portland, Oregon, that had operated its airfreight division under the Company's Airgroup brand since January of 2007.  The Company structured the transaction similar to its previous acquisitions with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operation.   The transaction is expected to enhance the Company’s ocean freight forwarding capabilities and industry knowledge in support of the forest products industry.

Other Significant Events

In December of 2012, the Company was awarded $699,000 in damages from the former shareholders of DBA Distribution Services, Inc., a company it purchased in March 2011, where, the arbitrator found that the DBA Shareholders breached certain representations and warranties of the purchase agreement. In addition, the arbitrator found that Paul Pollara breached his noncompetition obligation to Radiant and enjoined Mr. Pollara from engaging in any activity in contravention of his obligations of noncompetition and nonsolicitation, including activities that relate to Santini Productions and his spouse, Bretta Santini Pollara until March 31, 2016. The Award was taken as an off-set against amounts otherwise due the former DBA Shareholders and recognized, net of associated legal costs, as a gain of $368,000 for the quarter ended December 31, 2012.

In December of 2012, the Company completed the integration of the recently acquired operations of Marvir Logistics with its legacy operations in Los Angeles, California. The Company expects to realize annualized cost savings in excess of $1,000,000 per year principally from the lease termination for redundant operating facilities in Los Angeles. The Company recorded a one-time pre-tax restructuring charge of approximately $1.4 million for the quarter ended December 31, 2012. The charge primarily relates to the abandonment and sub-lease of the Company’s legacy facility operated by DBA.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA, to the most directly comparable GAAP measure is as follows:

(in thousands except for earnings per share)
Outlook March 31, 2013

Net income	$560 - $870

Net income per common share Basic	$0.02 - $0.03
Diluted	$0.02 - $0.03

Weighted average shares outstanding:
Basic shares	33,036,270
Diluted shares	35,493,359

Reconciliation of net income to adjusted net income:
Net income	$560 - $870

Adjustments to net income:
Income tax expense (benefit)	340 – 530
Depreciation and amortization	875
Non-recurring legal costs	100
Amortization of loan fees and original issue discount	75
Adjusted net income before taxes	$1,950 - $2,450

Provision for income taxes at 38%	741 - 931

Adjusted net income	$1,209 - $1,519

Adjusted net income per common share:
Basic	$0.04 - $0.05
Diluted	$0.03 - $0.04

Reconciliation of net income to adjusted EBITDA:	Outlook March 31, 2013

Net income	$560 - $870

Adjustments to net income:
Income tax expense (benefit)	340 – 530
Depreciation and amortization	875
Net interest expense	500

EBITDA	$2,275 - $2,775

Share-based compensation	125
Non-recurring legal costs	100

Adjusted EBITDA	$2,500 - $3,000

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Wednesday, February 13, 2013 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 408613.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and independent agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and Distribution By Air brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	DECEMBER 31,	JUNE 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,724,587	$66,888
Accounts receivable, net of allowance of $1,634,630 and $1,311,670, respectively	44,908,885	51,939,016
Current portion of employee and other receivables	311,421	201,451
Income tax deposit	150,544	11,248
Prepaid expenses and other current assets	2,589,033	2,573,531
Deferred tax asset	1,067,979	684,231
Total current assets	50,752,449	55,476,365

Furniture and equipment, net	1,548,941	1,735,157

Acquired intangibles, net	10,742,889	11,722,812
Goodwill	15,924,138	14,951,217
Employee and other receivables, net of current portion	114,039	162,088
Deposits and other assets	400,106	422,500
Deferred tax asset	701,171	33,259
Total long term assets	27,882,343	27,291,876
Total assets	$80,183,733	$84,503,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$36,647,528	$41,406,451
Commissions payable	2,380,405	2,929,449
Other accrued costs	2,036,562	2,041,596
Current portion of notes payable to former shareholders of DBA	767,092	767,092
Amounts due to former shareholders of acquired operations	1,645,904	2,664,224
Current portion of lease termination liability	836,153	-
Current portion of contingent consideration	460,000	-
Other current liabilities	-	64,392
Total current liabilities	44,773,644	49,873,204

Notes payable and other long-term debt, net of current portion and debt discount	16,003,020	16,257,695
Contingent consideration, net of current portion	6,115,000	6,200,000
Lease termination liability, net of current portion	649,045	-
Deferred rent liability	588,906	680,521
Other long term liabilities	36,318	89,887
Total long term liabilities	23,392,289	23,228,103
Total liabilities	68,165,933	73,101,307

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets (continued)

(unaudited)

	DECEMBER 31,	JUNE 30,
	2012	2012
Stockholders' equity:
Radiant Logistics, Inc. stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 100,000,000 and 50,000,000 shares authorized, 33,041,430 and 33,025,865 shares issued and outstanding, respectively	14,497	14,481
Additional paid-in capital	13,225,488	13,003,987
Deferred compensation	(16,773)	-
Retained deficit	(1,289,995)	(1,713,928)
Total Radiant Logistics, Inc. stockholders’ equity	11,933,217	11,304,540
Non-controlling interest	84,583	97,551
Total stockholders’ equity	12,017,800	11,402,091
Total liabilities and stockholders’ equity	$80,183,733	$84,503,398

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2012	2011	2012	2011

Revenue	$78,177,757	$72,613,729	$157,326,215	$144,446,773
Cost of transportation	56,652,509	52,365,148	113,562,525	102,959,272
Net revenues	21,525,248	20,248,581	43,763,690	41,487,501

Agent commissions	13,183,721	12,752,341	26,479,046	26,644,766
Personnel costs	3,845,875	3,078,281	7,603,247	5,972,019
Selling, general and administrative expenses	2,526,233	2,432,105	5,426,470	5,093,231
Transition and lease termination costs	1,544,454	279,743	1,544,454	562,379
Depreciation and amortization	1,015,367	599,913	2,135,171	990,306
Change in contingent consideration	(325,000)	-	(275,000)	-
Total operating expenses	21,790,650	19,142,383	42,913,388	39,262,701

Income (loss) from operations	(265,402)	1,106,198	850,302	2,224,800

Other income (expense):
Interest income	5,059	5,064	9,132	9,998
Interest expense	(512,690)	(211,269)	(1,008,021)	(303,357)
Gain on litigation settlement, net	368,162	-	368,162	-
Other	62,766	47,231	211,738	119,960
Total other expense	(76,703)	(158,974)	(418,989)	(173,399)

Income (loss) before income tax expense	(342,105)	947,224	431,313	2,051,401

Income tax benefit (expense)	397,656	(487,966)	57,652	(889,435)

Net income	55,551	459,258	488,965	1,161,966

Less: Net income attributable to non-controlling interest	(34,771)	(41,761)	(65,032)	(89,442)

Net income attributable to Radiant Logistics, Inc.	$20,780	$417,497	$423,933	$1,072,524

Net income per common share – basic and diluted	$-	$.01	$.01	$.03

Weighted average shares outstanding:
Basic shares	33,041,430	31,954,955	33,036,270	31,815,696
Diluted shares	35,384,437	34,874,343	35,493,359	34,742,154

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 38% tax rate for calculating the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, unusual legal and claims settlement as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration stock-based compensation, acquisition, severance and lease termination costs and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
	2012	2011	2012	2011

Net income	$20,780	$417,497	$423,933	$1,072,524

Net income per common share – basic and diluted	$-	$.01	$.01	$.03

Weighted average shares outstanding:
Basic shares	33,041,430	31,954,955	33,036,270	31,815,696
Diluted shares	35,384,437	34,874,343	35,493,359	34,742,154

Reconciliation of net income to adjusted net income:
Net income	$20,780	$417,497	$423,933	$1,072,524

Adjustments to net income:
Income tax expense (benefit)	(397,656)	487,966	(57,652)	889,435
Depreciation and amortization	1,015,367	599,913	2,135,171	990,306
Change in contingent consideration	(325,000)	-	(275,000)	-
Gain on litigation settlement	(368,162)	-	(368,162)	-
Lease termination costs	1,439,018	-	1,439,018	-
Acquisition related costs	39,337	188,022	39,337	256,818
Severance and transition costs associated with acquisitions	105,436	279,743	105,436	574,320
Non-recurring legal costs	(127,781)	68,833	123,413	219,157
Amortization of loan fees and original issue discount	68,727	19,361	134,735	19,361
Adjusted net income before taxes	1,470,066	2,061,335	3,700,229	4,021,921

Provision for income taxes at 38%	(558,625)	(783,307)	(1,406,087)	(1,528,330)

Adjusted net income	$911,441	$1,278,028	$2,294,142	$2,493,591

Adjusted net income per common share:
Basic	$.03	$.04	$.07	$.08
Diluted	$.03	$.04	$.06	$.07

	THREE MONTHS ENDED DECEMBER 31,		SIX MONTHS ENDED DECEMBER 31,
Reconciliation of net income to adjusted EBITDA:	2012	2011	2012	2011

Net income	$20,780	$417,497	$423,933	$1,072,524

Adjustments to net income:
Income tax expense (benefit)	(397,656)	487,966	(57,652)	889,435
Depreciation and amortization	1,015,367	599,913	2,135,171	990,306
Net interest expense	507,631	206,205	998,889	293,359

EBITDA	1,146,122	1,711,581	3,500,341	3,245,624

Share-based compensation	103,243	41,165	204,744	65,409
Change in contingent consideration	(325,000)	-	(275,000)	-
Gain on litigation settlement	(368,162)	-	(368,162)	-
Lease termination costs	1,439,018	-	1,439,018	-
Acquisition related costs	39,337	188,022	39,337	268,759

Adjusted EBITDA	$2,034,558	$1,940,768	$4,540,278	$3,579,792